Exhibit (a)(1)(D)

NOTICE OF WITHDRAWAL OF

EXERCISE OF WARRANTS

PURSUANT TO THE OFFER TO AMEND AND EXERCISE

WARRANTS TO PURCHASE COMMON

STOCK DATED AUGUST 25, 2017

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

5:00 P.M. (PACIFIC TIME) ON THE EVENING OF SEPTEMBER 25, 2017,

UNLESS THE OFFER IS EXTENDED

To:	Pure Bioscience, Inc. 1725 Gillespie Way El Cajon, California 92020. Attn: Mark Elliott; Hank Lambert Fax No.: (619) 596-8790 Email: melliott@purebio.com or hlambert@purebio.com

DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION VIA EMAIL TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

I previously received a copy of Pure Bioscience, Inc.’s (the “Company”) Offer to Amend and Exercise Warrants to Purchase Common Stock, dated August 25, 2017, and any amendments thereto (the “Offer to Amend and Exercise”). I elected to participate in the Offer to Amend and Exercise by executing and delivering an Election to Participate and Exercise Warrants and the documents required thereby.

I understand that I may submit this Notice of Withdrawal to the Company at any time prior to 5:00 p.m. (Pacific Time) on September 25, 2017 or if the Notice of Approval of Aggregate Warrant Amendment Offer is sent to me with respect to the 2014 Warrants, 2015 Warrants and/or 2017 Warrants and I did not submit an election to participate in the Offer to Amend and Exercise prior to the Expiration Date but subsequently submitted such election, I will have until 5:00 p.m. (Pacific Time) on October 10, 2017 to submit this Notice of Withdrawal with respect to the 2014 Warrants, 2015 Warrants and/or 2017 Warrants, respectively, as may be extended by the Company in its sole discretion.

I hereby irrevocably withdraw my previously submitted election to participate in the Offer to Amend and Exercise and reject the Offer to Amend and Exercise.

I understand that by rejecting the Offer to Amend and Exercise, (a) if the 2014 Requisite Majority, 2015 Requisite Majority and/or 2017 Requisite Majority elect to participate in the Offer to Amend and Exercise, my 2014 Warrant, 2015 Warrant and/or 2017 Warrant, respectively, will be amended pursuant to the terms of the Offer to Amend and Exercise and will expire unexercised on October 10, 2017 if I do not exercise such Original Warrant as amended by the terms of the Offer to Amend and Exercise or (b) if the 2014 Requisite Majority, 2015 Requisite Majority and/or 2017 Requisite Majority do not elect to participate in the Offer to Amend and Exercise, my 2014 Warrant, 2015 Warrant and/or 2017 Warrant, respectively, will remain unmodified and in full force and effect.

All capitalized terms used but not defined herein shall have the meanings ascribed to the Offer to Amend and Exercise. I waive any right to receive any notice of the acceptance of this Notice of Withdrawal.

Date: ____________, 2017	Signature:________________________________________________

Print Name:_______________________________________________

Title (if holder is not a natural person):___________________________

Address:_________________________________________________

IMPORTANT INFORMATION*

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Notice of Withdrawal will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all Notices of Withdrawal that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer to Amend and Exercise and any defect or irregularity in the Notice of Withdrawal, and the Company’s interpretation of the terms of the Offer to Amend and Exercise (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with any Notice of Withdrawal must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in any Notice of Withdrawal, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE TIME AND DATE OF EXPIRATION OF THE OFFER TO EXERCISE AT 5:00 P.M. (PACIFIC TIME) ON THE EVENING OF SEPTEMBER 25, 2017 OR OCTOBER 10, 2017 IF THE APPLICABLE AGGREGATE WARRANT AMENDMENT OFFER IS APPROVED, AS MAY BE EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.